Exhibit 99.1

News Release
International Paper Reports First Quarter 2024 Results

MEMPHIS, Tenn. – April 25, 2024 – International Paper (NYSE: IP) today reported first quarter 2024 financial results.

FIRST QUARTER 2024 HIGHLIGHTS

•First quarter net earnings of $56 million ($0.16 per diluted share)
•First quarter adjusted operating earnings (non-GAAP) of $61 million ($0.17 per diluted share)
•First quarter results negatively impacted by approximately $52 million (pre-tax) due to January freeze and Ixtac, Mexico fire
•First quarter cash provided by operations of $395 million and returned $161 million to shareholders in dividends

“International Paper made progress executing our strategic initiatives in the first quarter,’’ said Mark Sutton, Chairman and Chief Executive Officer. “We saw commercial benefits from our business strategies, as well as cost benefits from mill system optimization. Although costs remain elevated and volumes were seasonally lower in the quarter, market trends continue to improve.”

“Looking ahead,” Sutton added, “International Paper is well positioned for its next chapter as Andy Silvernail steps into the CEO role on May 1. I am confident that his leadership experience and proven track record, paired with the industry expertise of our senior leadership team, will amplify the company’s success going forward. On a personal note, it has been a privilege to be part of the IP team for the past 40 years and an honor to lead the company for the past decade."
Diluted Net EPS and Adjusted Operating EPS

	First Quarter 2024	Fourth Quarter 2023	First Quarter 2023
Net Earnings (Loss)	$0.16	$(0.82)	$0.49
Less – Discontinued Operations (Gain) Loss, Net of Taxes	—	—	—
Net Earnings (Loss) from Continuing Operations	0.16	(0.82)	0.49
Add Back – Non-Operating Pension Expense (Income)	(0.04)	0.04	0.04
Add Back – Net Special Items Expense (Income)	0.05	1.58	0.01
Income Taxes - Non-Operating Pension and Special Items	—	(0.39)	(0.01)
Adjusted Operating Earnings*	$0.17	$0.41	$0.53

*    Adjusted operating earnings (non-GAAP) is defined as net earnings (loss) (GAAP) excluding discontinued operations, net special items and non-operating pension expense (income). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results from continuing operations. For discussion of discontinued operations, net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items, Discontinued Operations, Net of Taxes and Consolidated Statement of Operations and related notes included later in this release. A reconciliation of net earnings (loss) to adjusted operating earnings is included later in this release.

Select Financial Measures

(In millions)	First Quarter 2024	Fourth Quarter 2023	First Quarter 2023
Net Sales	$4,619	$4,601	$5,020
Net Earnings (Loss)	56	(284)	172
Business Segment Operating Profit (Loss)	169	257	306
Adjusted Operating Earnings	61	142	185
Cash Provided By (Used For) Operations	395	492	345
Free Cash Flow**	144	187	4

**    Free cash flow is a non-GAAP financial measure. The most directly comparable GAAP measure is cash provided by (used for) operations. A reconciliation of cash provided by (used for) operations to free cash flow and an explanation of why we believe that free cash flow provides useful information to investors, is included later in this release.

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of the Company's businesses and are calculated as set forth in footnote (e) below under "Sales and Earnings by Business Segment". First quarter 2024 net sales by business segment and operating profit (loss) by business segment compared with the fourth quarter of 2023 and the first quarter of 2023 are as follows:
Business Segment Results

(In millions)	First Quarter 2024	Fourth Quarter 2023	First Quarter 2023
Net Sales by Business Segment
Industrial Packaging	$3,808	$3,842	$4,083
Global Cellulose Fibers	704	656	811
Corporate and Inter-segment Sales	107	103	126
Net Sales	$4,619	$4,601	$5,020
Operating Profit (Loss) by Business Segment
Industrial Packaging	$216	$315	$322
Global Cellulose Fibers	(47)	(58)	(16)
Total Business Segment Operating Profit (Loss)	$169	$257	$306
Industrial Packaging operating profits (losses) in the first quarter of 2024 were $216 million compared with $315 million in the fourth quarter of 2023. In North America, earnings benefited from higher sales prices for boxes reflecting the benefits of our commercial efforts and higher sales prices for containerboard. These benefits were more than offset by seasonally lower volumes, higher planned outage costs and higher input costs, primarily for recovered fiber. Additionally, operating costs were higher including the impact of the winter freeze and Ixtac, Mexico fire. Economic downtime was lower, reflecting the impact of mill strategic actions taken in the fourth quarter of 2023. In EMEA, earnings were lower, as the benefits of lower operating costs and lower planned maintenance outage costs were more than offset by the non-repeat of an energy subsidy and other favorable one-time items in the fourth quarter of 2023.
Global Cellulose Fibers operating profits (losses) in the first quarter of 2024 were $(47) million compared with $(58) million in the fourth quarter of 2023. Regional demand for absorbent fluff products is improving in mature economies while demand is generally stable in the developing economies. Higher pulp pricing, improved product mix and lower planned outage costs were partially offset by higher operating costs. Economic downtime was lower, reflecting the impact of the mill strategic actions taken in the second half of 2023. Input costs were higher, primarily for energy.
CORPORATE EXPENSES
Corporate expenses, net was expense of $24 million for the first quarter of 2024 compared with a net benefit of $9 million in the fourth quarter of 2023.

EFFECTS OF SPECIAL ITEMS
Net special items in the first quarter of 2024 amount to a net after-tax charge of $14 million ($0.04 per diluted share) compared with a charge of $415 million ($1.20 per diluted share) in the fourth quarter of 2023 and a charge of $2 million ($0.01 per diluted share) in the first quarter of 2023. Net special items in all periods include the following charges (gains):

	First Quarter 2024		Fourth Quarter 2023		First Quarter 2023
(In millions)	Before Tax	After Tax	Before Tax	After Tax	Before Tax	After Tax
Restructuring and other charges, net:
Severance and other costs (a)	$3	$2	$118	$89	$—	$—
Building a Better IP	—	—	(19)	(14)	—	—
Total restructuring and other charges, net	3	2	99	75	—	—
Accelerated depreciation (a)	5	4	422	317	—	—
Legal reserve adjustments	10	7	—	—	—	—
Net loss on miscellaneous land sales	5	4	—	—	—	—
DS Smith combination costs	5	4	—	—	—	—
Equity method investment impairment	—	—	18	14	—	—
Environmental remediation reserve adjustment	—	—	7	5	—	—
Interest related to the timber monetization settlement	—	—	—	—	3	2
Interest related to settlement of tax audits	(10)	(7)	—	—	—	—
Tax expense related to legal entity restructuring	—	—	—	4	—	—
Total special items, net	$18	$14	$546	$415	$3	$2

(a)	Amounts associated with mill strategic actions. See notes (c) and (d) on the Consolidated Statement of Operations included later in this release.
ANNOUNCED ACQUISITION
On April 16, 2024, the Company issued an announcement pursuant to Rule 2.7 of the City Code on Takeovers and Mergers, disclosing the terms of a recommended offer by the Company to acquire the entire issued and to be issued share capital of DS Smith Plc, a public limited company incorporated in England and Wales (“DS Smith”), in an all-stock transaction (the “Business Combination”). Under the terms of the Business Combination, each DS Smith share will be valued at 415 pence per share based on the Company’s closing share price of $40.85 and GBP/USD exchange rate of 1.2645 on March 25, 2024, being the close of business on the last day prior to the announcement by DS Smith of a previously disclosed possible offer by the Company. This will result in IP issuing 0.1285 shares for each DS Smith share, resulting in pro forma ownership of 66.3% for IP shareholders and 33.7% for DS Smith shareholders, with an implied enterprise value of approximately $9.9 billion. Costs related to the transaction were $5 million for the three months ended March 31, 2024. In connection with the Business Combination, the Company also intends to seek a secondary listing of the International Paper common stock ("Common Stock") on the London Stock Exchange. Following completion of the Business Combination, Memphis, Tennessee will be the headquarters of the combined company, with plans to establish a Europe, Middle East and Africa (EMEA) headquarters at DS Smith’s existing London headquarters. Upon the closing of the Business Combination, it is intended that the Company’s board of directors will form the board of directors of the combined company, and that up to two directors of DS Smith will be invited to join the board of directors of the combined company. Mr. Andrew K. Silvernail will be the Chief Executive Officer of the combined company. The transaction is expected to close during the fourth quarter of 2024, subject to the approval of IP shareholders and DS Smith shareholders, as well as customary closing conditions, including regulatory clearances in Europe and the U.S.

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (234) 720-6985 or, within the U.S. only, (877) 336-4437, and ask to be connected to the International Paper first quarter earnings call. The conference ID number is 4423602. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (402) 970-0847 or, within the U.S. only, (866) 207-1041 and when prompted for the conference ID, enter 6943268.

About International Paper
International Paper (NYSE: IP) is a global producer of sustainable packaging, pulp and other fiber-based products, and one of the world's largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 39,000 colleagues globally who are committed to creating what's next. We serve customers worldwide, with manufacturing operations in North America, Latin America, North Africa and Europe. Net sales for 2023 were $18.9 billion. Additional information can be found by visiting internationalpaper.com.

Visit https://www.internationalpaper.com/investors for more information regarding International Paper, including a slide presentation regarding the first quarter 2024. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit” and “plan” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. All statements, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements regarding anticipated financial results, economic conditions, industry trends, future prospects and the execution and consummation of corporate transactions or contemplated acquisitions, including our proposed business combination with DS Smith Plc. Factors which could cause actual results to differ include but are not limited to: (i) our ability to consummate and achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs, capital investments and other corporate transactions, including, but not limited to, our proposed business combination with DS Smith Plc and our ability to integrate and implement our plans, forecasts, and other expectations with respect to the combined company; (ii) uncertainty as to whether or when the business combination may be completed, if at all; (iii) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our targets and goals with respect to climate change and the emission of greenhouse gases and other environmental, social and governance matters, including our ability to meet such targets and goals; (iv) the level of our indebtedness, risks associated with our variable rate debt, and changes in interest rates (including the impact of current elevated interest rate levels); (v) the impact of global and domestic economic conditions and industry conditions, including with respect to current negative macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (vi) risks arising from conducting business internationally, domestic and global geopolitical conditions, military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts, and the potential geopolitical and economic consequences associated therewith), changes in currency exchange rates, trade protectionist policies, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (vii) the amount of our future pension funding obligations, and pension and healthcare costs; (viii) the costs of compliance, or the failure to comply with, existing and new environmental (including with respect to climate change and GHG emissions), tax, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws and regulations; (ix) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (x) our ability to realize expected benefits and cost savings associated with restructuring initiatives; (xi) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xii) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (xiii) our exposure to claims under our agreements with Sylvamo Corporation; (xiv) our failure to realize the anticipated benefits of the spin-off of Sylvamo Corporation and the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; and (xv) our ability to attract and retain qualified personnel, particularly in light of current labor market conditions. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

This release may be deemed to be solicitation material in respect of the proposed business combination with DS Smith Plc (the “Business Combination”), including the issuance of new shares of Company Common Stock in connection with the Business Combination (the “Share Issuance”). In connection with the proposed Share Issuance, International Paper expects to file a proxy statement on Schedule 14A, including any amendments and supplements thereto (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”). To the extent International Paper effects the Business Combination as a scheme of arrangement under the laws of the United Kingdom, the Share Issuance would not be expected to require registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that

International Paper determines to conduct the Business Combination pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the Share Issuance. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNATIONAL PAPER, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by International Paper with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by International Paper with the SEC at https://www.internationalpaper.com/investors.

Participants in the Solicitation

International Paper and its directors, officers and employees, including Christopher M. Connor, Ahmet C. Dorduncu, Ilene S. Gordon, Anders Gustafsson, Jacqueline C. Hinman, Clinton A. Lewis, Jr., Kathryn D. Sullivan, Anton V. Vincent and Ray G. Young, all of whom are members of International Paper’s board of directors, as well as Mark S. Sutton, Chief Executive Officer and Chairman of International Paper’s board of directors, and Timothy S. Nicholls, Senior Vice President and Chief Financial Officer, may be deemed participants in the solicitation of proxies from International Paper’s stockholders in respect of the Business Combination, including the proposed Share Issuance. Information regarding International Paper’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of International Paper, which was filed with the SEC on February 16, 2024 and (ii) the “Item 1 – Election of 9 Directors,” “Compensation Discussion & Analysis (CD&A),” and “Security Ownership of Management” sections in the definitive proxy statement for the 2024 on Schedule 14A annual meeting of stockholders of International Paper, which was filed with the SEC on April 2, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement relating to the Business Combination when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.internationalpaper.com/investors.

###
Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Mark Nellessen; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended March 31,				Three Months Ended December 31,
	2024		2023		2023
Net Sales	$4,619		$5,020		$4,601
Costs and Expenses
Cost of products sold	3,424	(a)	3,642		3,282	(a)
Selling and administrative expenses	358	(b)	381		357
Depreciation, amortization and cost of timber harvested	278	(c)	241		689	(c)
Distribution expenses	391		422		395
Taxes other than payroll and income taxes	41		36		39
Restructuring and other charges, net	3	(d)	—		99	(d)
Net (gains) losses on sales of fixed assets	5	(e)	—		—
Interest expense, net	46	(f)	62	(f)	52
Non-operating pension expense (income)	(12)		15		14
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	85		221		(326)
Income tax provision (benefit)	27		48		(61)	(h)
Equity earnings (loss), net of taxes	(2)		(1)		(19)	(i)
Earnings (Loss) From Continuing Operations	56		172		(284)
Discontinued operations, net of taxes	—		—	(g)	—
Net Earnings (Loss)	$56		$172		$(284)
Basic Earnings Per Common Share
Earnings (loss) from continuing operations	$0.16		$0.49		$(0.82)
Discontinued operations, net of taxes	—		—		—
Net earnings (loss)	$0.16		$0.49		$(0.82)
Diluted Earnings Per Common Share
Earnings (loss) from continuing operations	$0.16		$0.49		$(0.82)
Discontinued operations, net of taxes	—		—		—
Net earnings (loss)	$0.16		$0.49		$(0.82)
Average Shares of Common Stock Outstanding - Diluted	348.5		353.3		346.0

The accompanying notes are an integral part of this Consolidated Statement of Operations.

(a)	Includes a pre-tax charge of $10 million ($7 million after taxes) for the three months ended March 31, 2024 for a litigation reserve and a pre-tax charge of $7 million ($5 million after taxes) for the three months ended December 31, 2023 for environmental reserve adjustments.
(b)	Includes a pre-tax charge of $5 million ($4 million after taxes) for the three months ended March 31, 2024 for costs associated with our announced agreement of an all-share combination with DS Smith Plc.
(c)	Includes a pre-tax charge of $5 million ($4 million after taxes) and $422 million ($317 million after taxes) for the three months ended March 31, 2024 and December 31, 2023, respectively, for accelerated depreciation associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills.

(d)	Includes a pre-tax charge of $3 million ($2 million after taxes) and $118 million ($89 million after taxes) for the three months ended March 31, 2024 and December 31, 2023, respectively, for costs associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills and pre-tax income of $19 million ($14 million after taxes) for the three months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.
(e)	Includes a pre-tax net loss of $5 million ($4 million after taxes) for the three months ended March 31, 2024 related to miscellaneous land sales.
(f)	Includes pre-tax income of $10 million ($7 million after taxes) for the three months ended March 31, 2024 for interest income associated with the settlement of tax audits and a pre-tax charge of $3 million ($2 million after taxes) for the three months ended March 31, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(g)	Includes a charge of $43 million (before and after taxes) for the three months ended March 31, 2023 for the impairment of our former equity method investment in the Ilim joint venture.

(h)	Includes tax expense of $4 million for the three months ended December 31, 2023 related to internal legal entity restructuring.
(i)	Includes a pre-tax charge of $18 million ($14 million after taxes) for the three months ended December 31, 2023 for the other-than-temporary impairment of an equity method investment.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Net Earnings (Loss)	$56	$172	$(284)
Less: Discontinued operations, net of taxes (gain) loss	—	—	—
Earnings (Loss) from Continuing Operations	56	172	(284)
Add back: Non-operating pension expense (income)	(12)	15	14
Add back: Net special items expense (income)	18	3	546
Income taxes - Non-operating pension and special items	(1)	(5)	(134)
Adjusted Operating Earnings	$61	$185	$142

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Diluted Earnings per Common Share as Reported	$0.16	$0.49	$(0.82)
Less: Discontinued operations, net of taxes (gain) loss	—	—	—
Continuing Operations	0.16	0.49	(0.82)
Add back: Non-operating pension expense (income)	(0.04)	0.04	0.04
Add back: Net special items expense (income)	0.05	0.01	1.58
Income taxes per share - Non-operating pension and special items	—	(0.01)	(0.39)
Adjusted Operating Earnings per Share	$0.17	$0.53	$0.41
Notes:
Adjusted Operating Earnings is a non-GAAP measure. Net earnings (loss) is the most directly comparable GAAP measure. The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and items considered by management to be unusual or otherwise not reflective of on-going operations (net special items) as reflected in the Consolidated Statement of Operations and related notes included in this release from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended March 31,				Three Months Ended December 31,
	2024		2023		2023
Industrial Packaging	$3,808		$4,083		$3,842
Global Cellulose Fibers	704		811		656
Corporate and Inter-segment Sales	107		126		103
Net Sales	$4,619		$5,020		$4,601
Operating Profit (Loss) by Business Segment
	Three Months Ended March 31,				Three Months Ended December 31,
	2024		2023		2023
Industrial Packaging	$216		$322		$315
Global Cellulose Fibers	(47)		(16)		(58)
Total Business Segment Operating Profit (Loss)	$169		$306		$257

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$85		$221		$(326)
Interest expense, net	46	(a)	62	(a)	52
Adjustment for less than wholly owned subsidiaries (d)	(2)		—		(2)
Corporate expenses, net	24		8		(9)
Corporate net special items	20	(b)	—		(1)	(b)
Business net special items	8	(c)	—		529	(c)
Non-operating pension expense (income)	(12)		15		14
Business Segment Operating Profit (Loss) (e)	$169		$306		$257

(a)	Includes income of $10 million for the three months ended March 31, 2024 for interest income associated with the settlement of tax audits and a charge of $3 million for the three months ended March 31, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(b)	Includes a charge of $10 million for the three months ended March 31, 2024 for a litigation reserve, a net loss of $5 million for the three months ended March 31, 2024 related to miscellaneous land sales, a charge of $5 million for the three months ended March 31, 2024 for costs associated with our announced agreement of an all-share combination with DS Smith Plc, a charge of $7 million for the three months ended December 31, 2023 for environmental reserve adjustments and income of $8 million for the three months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.
(c)	Related to Industrial Packaging, includes charges of $4 million and $428 million for the three months ended March 31, 2024 and December 31, 2023, respectively, for accelerated depreciation, severance and other costs associated with the permanent closure of our containerboard mill in Orange, Texas and income of $8 million for the three months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.
Related to Global Cellulose Fibers, includes charges of $4 million and $112 million for the three months ended March 31, 2024 and December 31, 2023, respectively, for accelerated depreciation, severance and other costs associated with the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills and income of $3 million for the three months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.

(d)	Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax earnings for these subsidiaries is adjusted here to present consolidated earnings before income taxes and equity earnings.
(e)	Total business segment operating profit (loss) is a non-GAAP measure and the most directly comparable GAAP measure is net earnings from continuing operations. As set forth in the chart above, business segment operating profit is defined as earnings (loss) from continuing operations before income taxes and equity earnings, but including the impact of less than wholly owned subsidiaries, and excluding interest expense, net, corporate expenses, net, corporate net special items, business net special items and non-operating pension expense. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. Management believes that using this information, along with net earnings from continuing operations, provides a more complete analysis of the results of the operations by quarter. Business segment operating profit is presented in our financial statement footnotes in accordance with ASC 280.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (b)	2,232	2,381	2,325
Containerboard	739	544	783
Recycling	575	560	535
Saturated Kraft	47	34	42
Gypsum /Release Kraft	58	60	58
EMEA Packaging (b)	340	335	331
Industrial Packaging	3,991	3,914	4,074
Global Cellulose Fibers (In thousands of metric tons) (c)	729	688	676

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Volumes for corrugated box sales reflect consumed tons sold ("CTS"). Board sales by these businesses reflect invoiced tons.

(c)	Includes North American volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash and Temporary Investments	$1,070	$1,113
Accounts and Notes Receivable, Net	3,048	3,059
Contract Assets	430	433
Inventories	1,771	1,889
Other	140	114
Total Current Assets	6,459	6,608
Plants, Properties and Equipment, Net	10,027	10,150
Investments	160	163
Long-Term Financial Assets of Variable Interest Entities	2,317	2,312
Goodwill	3,041	3,041
Overfunded Pension Plan Assets	145	118
Right of Use Assets	445	448
Deferred Charges and Other Assets	434	421
Total Assets	$23,028	$23,261
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$138	$138
Accounts Payable and Other Current Liabilities	3,716	3,821
Total Current Liabilities	3,854	3,959
Long-Term Debt	5,453	5,455
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,115	2,113
Deferred Income Taxes	1,541	1,552
Underfunded Pension Benefit Obligation	279	280
Postretirement and Postemployment Benefit Obligation	137	140
Long-Term Lease Obligations	307	312
Other Liabilities	1,085	1,095
Equity
Common Stock	449	449
Paid-in Capital	4,663	4,730
Retained Earnings	9,386	9,491
Accumulated Other Comprehensive Loss	(1,558)	(1,565)
	12,940	13,105
Less: Common Stock Held in Treasury, at Cost	4,683	4,750
Total Equity	8,257	8,355
Total Liabilities and Equity	$23,028	$23,261

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,
	2024	2023
Operating Activities
Net earnings (loss)	$56	$172
Depreciation, amortization and cost of timber harvested	278	241
Deferred income tax expense (benefit), net	(11)	(2)
Restructuring and other charges, net	3	—
Periodic pension (income) expense, net	(2)	26
Net (gains) losses on sales and impairments of equity method investments	—	43
Net (gains) losses on sales of fixed assets	5	—
Equity (earnings) losses, net of taxes	2	(42)
Other, net	32	39
Changes in current assets and liabilities
Accounts and notes receivable	7	103
Contract assets	2	(52)
Inventories	76	52
Accounts payable and accrued liabilities	(44)	(203)
Interest payable	17	(5)
Other	(26)	(27)
Cash Provided By (Used For) Operating Activities	395	345
Investment Activities
Invested in capital projects	(251)	(341)
Proceeds from sale of fixed assets	1	2
Other	3	—
Cash Provided By (Used For) Investment Activities	(247)	(339)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(22)	(177)
Issuance of debt	—	670
Reduction of debt	(3)	(413)
Change in book overdrafts	(5)	(26)
Dividends paid	(161)	(162)
Cash Provided By (Used for) Financing Activities	(191)	(108)
Effect of Exchange Rate Changes on Cash and Temporary Investments	—	6
Change in Cash and Temporary Investments	(43)	(96)
Cash and Temporary Investments
Beginning of the period	1,113	804
End of the period	$1,070	$708

.

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,
	2024	2023
Cash Provided By (Used For) Operating Activities	$395	$345
Adjustments:
Cash invested in capital projects	(251)	(341)
Free Cash Flow	$144	$4

Free cash flow is a non-GAAP (Generally Accepted Accounting Principles) measure which equals cash provided by (used for) operating activities subject to the adjustments set forth in the reconciliation table above. The most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items, as reflected in the reconciliation table above, that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial results. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned to not place undue reliance on any non-GAAP financial measures used in this release.